Exhibit 99.1

Jabil Posts Second Quarter Results

Results Reflect Steady Performance

St. Petersburg, FL – March 20, 2013...Today Jabil Circuit, Inc. (NYSE: JBL), announced preliminary, unaudited financial results for its second quarter of fiscal year 2013. For the quarter, Jabil reported revenue of $4.4 billion, an increase of 4.3 percent over the second quarter of fiscal 2012. “We are pleased with these results for the quarter, despite the obviously challenging macro environment,” said Jabil’s Chief Executive Officer, Mark T. Mondello. “During the quarter we made great progress on the Nypro acquisition and believe the market opportunities of our combined capabilities are considerable,” said Mondello. “We look forward to a successful completion of this deal in our fourth fiscal quarter.”

Jabil’s three reporting segments delivered the following year over year revenue results:

•	Diversified Manufacturing Services grew 11 percent.

•	Enterprise & Infrastructure increased 12 percent.

•	High Velocity declined 15 percent.

Generally accepted accounting principles (GAAP) operating income for the second quarter of fiscal year 2013 was $149 million and GAAP diluted earnings per share were $0.43 cents.

Core operating income results excluding amortization of intangibles and stock-based compensation was $170 million and core diluted earnings per share was $0.53 cents. Acquisition-related expenses were $5 million above the company’s second quarter forecast. This portion of the expenses was originally forecasted to be incurred during Jabil’s third fiscal quarter.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core earnings and core diluted earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results	Q2 2013	Q2 2012
Net revenue	$4.4 billion	$4.2 billion
GAAP operating income	$149.0 million	$150.2 million
GAAP net income	$88.5 million	$97.7 million
GAAP diluted earnings per share	$0.43	$0.46
GAAP return on invested capital	16.9%	20.5%
Core operating income	$170.2 million	$176.2 million
Core earnings	$109.3 million	$123.2 million
Core diluted earnings per share	$0.53	$0.58
Core return on invested capital	19.9%	24.6%

Fiscal Q3 2013 Guidance
Net revenue	$4.3 billion to $4.5 billion
Core operating income	$165 million to $185 million
Core earnings per share	$0.50 to $0.58 per diluted share
GAAP operating income	$144 million to $164 million
GAAP earnings per share	$0.40 to $0.48 per diluted share

(GAAP earnings per share for the third quarter of fiscal 2013 are currently estimated to include $0.02 per share for amortization of intangibles and $0.08 per share for stock-based compensation)

Segment Revenue Guidance:

•	Diversified Manufacturing Services to remain consistent.

•	Enterprise & Infrastructure to remain consistent.

•	High Velocity to increase 13 percent.

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our second quarter of fiscal year 2013; the anticipated closing date of the Nypro acquisition; the market opportunities for our capabilities combined with Nypro’s; and our currently expected third quarter of fiscal year 2013 net revenue , core operating income, GAAP operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our second fiscal quarter of fiscal year 2013 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; the Nypro transaction failing to close or closing later than expected; our ability to manage the integration of Nypro’s business with ours; changes in our strategy; our ability to successfully develop engineering and capability intensive businesses; our ability to effectively compete in the global healthcare provider, food and beverage, household, personal care and rigid plastic packaging markets; our ability to retain the desired customers and personnel of Nypro; the post-acquisition performance of Nypro; Nypro having potential unanticipated liabilities; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the second fiscal quarter 2013 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available March 20, 2013 at approximately 7:30 p.m. ET through midnight on March 27, 2013. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 20346794. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and aftermarket product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 30 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 28, 2013 (Unaudited)	August 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,061,655	$1,217,256
Accounts receivable, net	1,300,046	1,125,015
Inventories	2,496,618	2,268,949
Prepaid expenses and other current assets	997,647	989,326
Income taxes receivable	11,312	10,949
Deferred income taxes	29,995	27,833

Total current assets	5,897,273	5,639,328

Property, plant and equipment, net	1,961,492	1,779,155
Goodwill and intangible assets, net	212,363	214,071
Deferred income taxes	72,621	73,411
Other assets	103,892	97,176

Total assets	$8,247,641	$7,803,141

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$109,598	$18,031
Accounts payable	3,142,825	2,992,865
Accrued expenses	951,169	808,480
Income taxes payable	20,130	35,665
Deferred income taxes	4,866	3,955

Total current liabilities	4,228,588	3,858,996

Notes payable and long-term debt, less current installments	1,653,708	1,658,326
Other liabilities	86,042	85,714
Income tax liabilities	75,968	68,525
Deferred income taxes	25,345	24,245

Total liabilities	6,069,651	5,695,806

Commitments and contingencies Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	237	232
Additional paid-in capital	1,800,595	1,752,847
Retained earnings	927,361	766,934
Accumulated other comprehensive income	118,624	106,275
Treasury stock, at cost	(670,714)	(521,231)

Total Jabil Circuit, Inc. stockholders’ equity	2,176,103	2,105,057

Noncontrolling interests	1,887	2,278

Total equity	2,177,990	2,107,335

Total liabilities and equity	$8,247,641	$7,803,141

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012
Net revenue	$4,417,251	$4,236,174	$9,054,269	$8,562,943
Cost of revenue	4,092,724	3,914,010	8,379,147	7,900,769

Gross profit	324,527	322,164	675,122	662,174

Operating expenses:
Selling, general and administrative	164,360	160,811	333,960	318,634
Research and development	7,655	6,264	14,918	12,535
Amortization of intangibles	3,471	4,871	6,922	9,945

Operating income	149,041	150,218	319,322	321,060

Interest and other, net	30,314	27,953	60,977	55,599

Income before income tax	118,727	122,265	258,345	265,461

Income tax expense	30,638	24,020	64,672	53,435

Net income	88,089	98,245	193,673	212,026

Net (loss) income attributable to noncontrolling interests, net of income tax expense	(444)	547	(707)	1,456

Net income attributable to Jabil Circuit, Inc.	$88,533	$97,698	$194,380	$210,570

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.44	$0.47	$0.96	$1.02

Diluted	$0.43	$0.46	$0.94	$1.00

Weighted average shares outstanding:
Basic	202,458	207,287	203,393	206,337

Diluted	206,804	212,148	207,474	211,410

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended
	February 28, 2013	February 29, 2012
Cash flows from operating activities:
Net income	$193,673	$212,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	195,022	173,734
Recognition of stock-based compensation expense	36,513	39,734
Other, net	5,519	(7,661)
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(172,161)	(1,024)
Inventories	(222,645)	(119,816)
Prepaid expenses and other current assets	(6,349)	(31,761)
Other assets	(2,799)	(1,719)
Accounts payable and accrued expenses	288,004	(259,021)
Income taxes payable	(9,093)	736

Net cash provided by operating activities	305,684	5,228

Cash flows from investing activities:
Cash paid for business and intangible asset acquisitions, net of cash acquired	(5,862)	(128,462)
Acquisition of property, plant and equipment	(371,472)	(180,506)
Proceeds from sale of property, plant and equipment	9,504	9,666
Investments in non-marketable equity securities	(2,942)	—
Cost of receivables acquired, net of cash collections	—	497

Net cash used in investing activities	(370,772)	(298,805)

Cash flows from financing activities:
Borrowings under debt agreements	2,178,021	4,633,328
Payments towards debt agreements	(2,091,043)	(4,425,749)
Dividends paid to stockholders	(34,748)	(32,148)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	10,867	14,403
Payments to acquire treasury stock	(129,262)	(39,964)
Treasury stock minimum tax withholding related to vesting of restricted stock	(20,221)	(31,056)
Excess tax benefit related to stock awards	330	750
Capital contribution to noncontrolling interest	316	—

Net cash (used in) provided by financing activities	(85,740)	119,564

Effect of exchange rate changes on cash and cash equivalents	(4,773)	(7,248)

Net decrease in cash and cash equivalents	(155,601)	(181,261)
Cash and cash equivalents at beginning of period	1,217,256	888,611

Cash and cash equivalents at end of period	$1,061,655	$707,350

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012
Operating income (GAAP)	$149,041	$150,218	$319,322	$321,060
Amortization of intangibles	3,471	4,871	6,922	9,945
Stock-based compensation and related charges	17,710	21,069	36,513	39,734

Core operating income (Non-GAAP)	$170,222	$176,158	$362,757	$370,739

Net income attributable to Jabil Circuit, Inc. (GAAP)	$88,533	$97,698	$194,380	$210,570
Amortization of intangibles, net of tax	3,333	4,858	6,651	9,919
Stock-based compensation and related charges, net of tax	17,479	20,595	36,071	38,864

Core earnings (Non-GAAP)	$109,345	$123,151	$237,102	$259,353

Earnings per share: (GAAP)
Basic	$0.44	$0.47	$0.96	$1.02

Diluted	$0.43	$0.46	$0.94	$1.00

Core earnings per share: (Non-GAAP)
Basic	$0.54	$0.59	$1.17	$1.26

Diluted	$0.53	$0.58	$1.14	$1.23

Weighted average shares outstanding used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	202,458	207,287	203,393	206,337

Diluted	206,804	212,148	207,474	211,410

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates (1) “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

	Three months ended
	February 28,	February 29,
	2013	2012
Numerator:
Operating income (GAAP)	$149,041	$150,218
Tax effect (1)	(30,930)	(24,340)

After-tax operating income	118,111	125,878
	x4	x4

Annualized after-tax operating income	$472,444	$503,512

Core operating income (Non-GAAP)	$170,222	$176,158
Tax effect (2)	(31,258)	(24,777)

After-tax core operating income	138,964	151,381
	x4	x4

Annualized after-tax core operating income	$555,856	$605,524

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,124,908	$1,949,666
Average notes payable and long-term debt, less current installments (3)	1,654,883	1,112,501
Average current installments of notes payable and long-term debt (3)	59,624	182,731
Average cash and cash equivalents (3)	(1,045,845)	(784,627)

Net invested capital asset base	$2,793,570	$2,460,271

Return on Invested Capital (GAAP)	16.9%	20.5%
Adjustments noted above	3.0%	4.1%
Core Return on Invested Capital (Non-GAAP)	19.9%	24.6%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.